UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2018

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7    Regulation FD
Item 7.01    Regulation FD Disclosure

On February 27, 2018, Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) issued a press release announcing the closing (the “Closing”), on February 26, 2018, of the previously announced transaction, whereby, one of CODI’s existing portfolio companies, Sterno Products, LLC, a Delaware limited liability company (“Sterno”), acquired all of the issued and outstanding capital stock of Rimports, Inc., a Utah corporation (“Rimports”), pursuant to a Stock Purchase Agreement, dated January 23, 2018 (the “Stock Purchase Agreement”), by and among Sterno and Jeffery W. Palmer, individually and in his capacity as Seller Representative, the Jeffery Wayne Palmer Dynasty Trust dated December 26, 2011, the Angela Marie Palmer Irrevocable Trust dated December 26, 2011, the Angela Marie Palmer Charitable Lead Trust, the Fidelity Investments Charitable Gift Fund, the TAK Irrevocable Trust dated June 7, 2012, and the SAK Irrevocable Trust dated June 7, 2012. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Section 8    Other Events
Item 8.01    Other Events

CODI acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent add-on acquisition of a business by one of CODI’s existing portfolio companies, Sterno.

Rimports, Inc.

On February 26, 2018, Sterno completed the acquisition of all of the issued and outstanding capital stock of Rimports pursuant to the Stock Purchase Agreement (the “Transaction”). Upon the completion of the Transaction Rimports became a wholly owned subsidiary of Sterno and an indirect subsidiary of the Company. Sterno paid a purchase price of approximately $145 million (excluding working capital adjustments and a potential earn-out payment of up to $25 million based on future financial performance) (the “Purchase Price”). The Company funded the Purchase Price through a draw on its revolving credit facility. Sterno’s equity ownership in Rimports will be 100% on a primary basis.

Concurrent with the Closing, Sterno, as Borrower, The Sterno Group LLC, as Co-Borrower, and the Company, as Lender (collectively, the “Credit Parties”), entered into an amendment to the intercompany credit agreement by and among Credit Parties, originally dated October 10, 2014 (as amended, the “Sterno Credit Agreement”) to provide for the advance of additional term loans in the aggregate amount of $136,000,000 (both senior and subordinate) and revolving loans in the amount of $10,000,000, to in part, fund the Transaction (the “Amendment”). As a condition precedent to the execution of the Amendment, Rimports was joined as a guarantor to the Guarantee and Collateral Agreement, by and among the Credit Parties, and certain other guarantors thereto, originally dated October 10, 2014, which secures the obligations of Sterno and The Sterno Group LLC under the Sterno Credit Agreement. The Company believes that the agreed terms of Sterno Credit Agreement are fair and reasonable given the leverage and risk profile of Sterno and its subsidiaries.

The foregoing brief description of the Transaction is not meant to be exhaustive and is qualified in its entirety by, the full text of the Stock Purchase Agreement, which is incorporated herein by reference to Exhibit 99.1 to Holdings’ Current Report on Form 8-K filed on January 24, 2018 and the Company’s Current Report on Form 8-K filed on January 24, 2018.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

(a)     Financial statements of the businesses acquired

To the extent required by this item, historical financial statements for the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.

(b)     Pro forma financial information

To the extent required by this item, pro forma financial information relating to the Transaction referenced in Item 8.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.
(d)    Exhibits.
99.1 Press Release of CODI dated February 27, 2018 announcing the execution of the closing of the Transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer